UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Under Rule 14a-12


                          MISSION WEST PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

             -------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is  offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          MISSION WEST PROPERTIES, INC.

                               10050 Bandley Drive
                           Cupertino, California 95014



Dear Stockholder,

     You are cordially invited to attend the 2008 Annual Stockholders' Meeting of MISSION WEST PROPERTIES, INC. (the "Company") to be held on May 22, 2008 at 10:00 a.m., Pacific Time, at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2008 Annual Stockholders' Meeting and Proxy Statement.

     Pursuant to new rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about April 11, 2008, our Board of Directors expects to mail our stockholders either (i) a copy of our Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2007 or (ii) a Notice of Internet Availability of Proxy Materials (the "Notice"), which will indicate how to access our proxy materials on the Internet.

     Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. This will ensure your proper representation at the Annual Meeting. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding both methods of voting will be contained in the proxy card or Notice that you receive. If you execute a proxy over the Internet, telephone or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.



                                            Sincerely,

                                            /s/ Carl E. Berg
                                            -----------------------------------
                                            Carl E. Berg
                                            Chairman of the Board and
                                            Chief Executive Officer





 Important Notice Regarding the Availability of Proxy Materials for Mission West
   Properties, Inc.'s Annual Stockholders' Meeting to be held on May 22, 2008.

Mission West Properties, Inc.'s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available free of charge at the following website: www.missionwest.com.


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.
                 PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.
--------------------------------------------------------------------------------

                          MISSION WEST PROPERTIES, INC.

                               10050 Bandley Drive
                               Cupertino, CA 95014

                   NOTICE OF 2008 ANNUAL STOCKHOLDERS' MEETING
                           TO BE HELD ON MAY 22, 2008


To the Stockholders of Mission West Properties, Inc.:

     NOTICE IS HEREBY GIVEN that the 2008 Annual Stockholders' Meeting (the "Annual Meeting") of Mission West Properties, Inc., a Maryland corporation (the "Company"), will be held at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014 on May 22, 2008 at 10:00 a.m., Pacific Time, for the following purposes:

1. To elect five members of the Board of Directors to hold office until the next Annual Stockholders' Meeting or until their respective successors have been elected and qualified. The nominees are Carl E. Berg, William A. Hasler, Lawrence B. Helzel, Raymond V. Marino and Martin S. Roher.
2. To ratify the appointment of the accounting firm of Burr, Pilger & Mayer, LLP as the Company's independent registered public accounting firm for the calendar year ending December 31, 2008.
3. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

     The Board of Directors has fixed the close of business on April 4, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.

     Pursuant to new rules promulgated by the Securities and Exchange Commission (the "SEC"), we generally are providing our stockholders access to our proxy materials over the Internet instead of mailing them. We believe that this new process will expedite stockholders' receipt of proxy materials, lower our costs and reduce the environmental impact of our Annual Meeting. On or about April 11, 2008, our Board of Directors expects to mail to all stockholders whose shares are registered in the name of a nominee holding shares for a beneficial owner (i.e., "street name") a Notice of Internet Availability of Proxy Materials (the "Notice") in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, including this Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2007 (collectively the "proxy materials") publicly available on the Internet according to the instructions provided in the Notice.

     If you receive Notice by mail, you will not receive a printed copy of the proxy materials with the Notice. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including by requesting a printed copy of the proxy materials. The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.

     In lieu of mailing the Notice, our Board of Directors will mail the complete set of proxy materials to all stockholders of record who are not beneficial owners. All stockholders are cordially invited to attend the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Raymond V. Marino
                                          -------------------------------------
                                          Raymond V. Marino
                                          Corporate Secretary
Cupertino, California
April 9, 2008

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95014
                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mission West Properties, Inc., a Maryland corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2008 Annual Stockholders' Meeting to be held at 10050 Bandley Drive, Cupertino, California 95014 on May 22, 2008, at 10:00 a.m., Pacific Time, and any postponement or adjournments thereof (the "Annual Meeting").

     On or about April 11, 2008, our Board of Directors expects to mail to all stockholders whose shares are registered in the name of a nominee holding shares for a beneficial owner a Notice of Internet Availability of Proxy Materials (the "Notice") in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, the Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2007 (collectively the "proxy materials") publicly available on the Internet according to the instructions provided in the Notice.

     If you receive Notice by mail, you will not receive a printed copy of the proxy materials with the Notice. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including by requesting a printed copy of the proxy materials. The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.

     In lieu of mailing the Notice, our Board of Directors will mail the complete set of proxy materials to all stockholders of record who are not beneficial owners.



                       SOLICITATION AND VOTING PROCEDURES

     Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or before the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.001 per share ("common stock"), is necessary to constitute a quorum at the Annual Meeting. Holders of common stock are entitled to one vote per share on all matters.

     Assuming the presence of a quorum, for Proposal No. 1 the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote is required to elect the directors, and the five nominees who receive the most votes will be elected to the Company's Board of Directors. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting also is necessary for approval of Proposal No. 2 to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year 2008 audit. All proxies will be voted as specified on the proxies submitted by stockholders as long as the proxy is properly submitted in accordance with our voting procedures and is received by us before the close of voting at the Annual Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for the Board of Directors' five nominees and for Proposal No. 2, which proposals are described in detail elsewhere in this Proxy Statement.

     To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder of record who is not a beneficial owner must mark, sign, and date the accompanying proxy card and mail it to our corporate office. A beneficial owner receiving the Notice may submit proxy voting instructions electronically by using the Internet and logging on to www.proxyvote.com by following the instructions provided on the Notice, and if a beneficial owner requests and reviews the proxy materials in accordance with such instructions, the beneficial owner also may submit voting instructions by calling the toll free telephone number provided on the Notice, the available website, or the proxy card provided for beneficial owners. In addition, a beneficial owner may vote by submitting a properly completed and signed proxy card by mail, or by attending the Annual Meeting and voting in person.

     An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. We will tabulate stockholder votes submitted by proxies mailed to us by stockholders of record other than beneficial owners. An officer of the Company serving as the inspector of the election will tabulate votes cast in person at the Annual Meeting.

     With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present. Abstentions will not be counted as votes cast at the Annual Meeting with respect to any proposal and will have no effect on the result of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner (i.e., in "street name") does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If the nominee broker properly and timely requests instructions from the beneficial owner and does not receive them, under applicable rules the broker has discretionary authority to vote on certain routine matters such as the election of directors in Proposal No. 1 and the ratification of the Company's independent registered public accounting firm in Proposal No. 2.

     The close of business on April 4, 2008 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. As of March 31, 2008, the Company had 19,669,807 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share of common stock held.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.



                             REVOCABILITY OF PROXIES

     You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation, requests for additional copies of the Annual Report and Proxy Statement, and related correspondence to: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, Attention: Corporate Secretary. Requests for additional copies of the Annual Report on Form 10-K for the year ended December 31, 2007 and Proxy Statement may also be made by calling the Company at (408) 725-0700.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The names of the Company's executive officers and directors as of March 31, 2008 and certain information about them are set forth below:


       Name                                       Age           Position with the Company
       ----                                       ---           -------------------------
       Carl E. Berg                                70           Chairman of the Board, Chief Executive Officer and Director
       Raymond V. Marino                           49           President, Chief Operating Officer and Director
       Wayne N. Pham                               38           Vice President of Finance and Controller
       John C. Bolger (1)(2)                       61           Director
       William A. Hasler (1)                       66           Director
       Lawrence B. Helzel (1)                      59           Director
       Martin S. Roher (3)                         58           Director Nominee

(1) Member of the Audit Committee, the Compensation Committee and the Independent Directors Committee.
(2) Mr. Bolger will not stand for re-election to the Board of Directors for 2008. He will continue to serve as a director until the Company's Annual Meeting.
(3) On February 6, 2008, Mr. Roher was nominated for election to the Board of Directors by stockholder approval at the Company's Annual Meeting.

     The following is a biographical summary of the business experience of the Company's executive officers and directors:

     CARL E. BERG. Mr. Berg has served as Chairman of the Board and Chief Executive Officer of the Company since September 1997. Since 1979, Mr. Berg has been a general partner of Berg & Berg Developers and has been a director and officer of Berg & Berg Enterprises, Inc. since its inception. Mr. Berg is a private investor and also serves as a director of MoSys, Inc., Focus Enhancements, Inc., and Valence Technology, Inc.

     RAYMOND V. MARINO. Mr. Marino joined the Company in June 2001 as President and Chief Operating Officer and was appointed by the Board of Directors to fill a newly created board seat in July 2001. From November 1996 to August 2000, he was President, Chief Executive Officer and a member of the board of directors of Pacific Gateway Properties, Inc.

     WAYNE N. PHAM. Mr. Pham joined the Company in March 2000 as Controller and was promoted to Vice President of Finance in October 2000. Mr. Pham was formerly the Corporate Accountant and Accounting Manager at AvalonBay Communities, Inc., a multi-family apartment REIT, from 1995 to 1999.

     JOHN C. BOLGER. Mr. Bolger became a director of the Company in March 1998. Mr. Bolger is a private investor and certified public accountant. He is a retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems, a position that he held from May 1989 to December 1992. Mr. Bolger also serves as a director of Wind River Systems, Inc., Cogent Systems, Inc. and Mattson Technology, Inc. Mr. Bolger will not stand for re-election to the Board of Directors for 2008. He will continue to serve as a Director until the Company's Annual Stockholders' Meeting to be held on May 22, 2008.

     WILLIAM A. HASLER. Mr. Hasler became a director of the Company in December 1998. Mr. Hasler previously served as co-chief executive officer and Vice Chairman of Aphton Corporation, an international biotechnology firm. For seven years, Mr. Hasler was Dean of the Haas School of Business at the University of California, Berkeley, and is a former vice chairman and director of KPMG LLP. In 1998, he retired as Dean Emeritus. Mr. Hasler serves as a director of Technical Olympic USA, Inc., Ditech Communications Corporation, Stratex Networks, Inc. and Genitope Corporation. He is a trustee of the Schwab Funds.

     LAWRENCE B. HELZEL. Mr. Helzel became a director of the Company in December 1998. He is a private investor and a general partner of Helzel Kirshman, L.P., a private investment partnership, a position which he has held since 1996. Mr. Helzel has been a councilmember for the city of Ketchum, Idaho since January 2008.

     MARTIN S. ROHER. Mr. Roher was nominated by the Independent Directors Committee on February 6, 2008 to fill a seat on the Board of Directors to be vacated on May 22, 2008 by Mr. Bolger. Since 1986, Mr. Roher has been at MSR Capital Management, an independent, wholly-owned money management firm exclusively designed to manage funds for individual clients, which he founded in 1986. He was a securities analyst at Goldman, Sachs and Company, Neuberger, Berman and Company and Montgomery Securities from 1974 to 1986.

                              CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

     The Company's Board of Directors has determined that for all of 2007 Messrs. Bolger, Hasler and Helzel were "independent," as defined under Section 121A of the AMEX Company Guide, which applied until we transferred the listing of our common stock to The NASDAQ Stock Market ("NASDAQ") in March 2008, as well as under NASDAQ Marketplace Rule 4200(a)(15) and are independent as of the date of this proxy statement. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Company also independently reviews the relationship of the Company to any entity for whom one of our directors is an employee or a member of the board of directors. The Board of Directors has determined that all director nominees, other than Messrs. Berg and Marino, are independent in accordance with SEC rule and regulations and the NASDAQ
Marketplace Rules. The Board of Directors has concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of these directors in their service on the Board of Directors or its committees.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees. The code of ethics is available on the Company's website at www.missionwest.com. If the Company makes any substantive amendments to the code of ethics or grants any waiver, including any implicit waiver, from a provision of the code to the Company's Chief Executive Officer, President and Chief Operating Officer, Vice President of Finance and Controller, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, the Company intends to disclose the nature of such amendment or waiver on its website.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who desire to communicate with the Board of Directors, or to a specific director, may do so by delivering the communication addressed to either the Board of Directors or any director, c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014. These communications will be delivered to the Board of Directors, or any individual director, as specified.

ANNUAL MEETING ATTENDANCE

     The Board of Directors encourages each director to attend the Company's annual meetings of stockholders, but attendance is not required. Mr. Berg and Mr. Marino attended our 2007 annual stockholders' meeting.

NUMBER, TERM AND ELECTION OF DIRECTORS

     The Company's Bylaws currently provide for a board of directors consisting of five directors. Each director serves for a term of one year or until the next annual meeting at which directors are elected and the director's successor is elected and qualified.

DESIGNATION OF CERTAIN DIRECTORS

     Under the Company's Articles of Amendment and Restatement, or its Charter, its Bylaws and contracts with the "Berg Group," which consists of Carl E. Berg, Clyde J. Berg, the members of their respective immediate families, and affiliated entities owning limited partnership interests, or O.P. Units, in any of the Company's four operating partnerships, the Berg Group has special rights with respect to meetings of the Board of Directors. A quorum for any meeting requires the presence of Carl E. Berg, or in the event of his death, disability or other event which results in his ceasing to be director, the presence of someone who Mr. Berg has designated to replace him ("Berg Designee"). With written consent from Mr. Berg or the Berg Designee, meetings of the Board of Directors may be held without the presence of either of them. Mr. Berg is obligated to submit a written statement identifying the Berg Designee to the Company from time to time and may amend the statement at his sole discretion. In addition, a majority of the Board of Directors, which must include Mr. Berg or the Berg Designee, is required for approval of any amendment to the Charter or Bylaws and any merger, consolidation or sale of all or substantially all of the Company's assets or those of the Operating Partnerships. These special provisions will remain in effect as long as the Berg Group collectively owns at least 15% of the Company's voting stock computed on a diluted, or "fully diluted," basis taking into account all voting stock issuable upon the exercise of all outstanding warrants, options, convertible securities and other rights to acquire voting stock of the Company, and all O.P. Units exchangeable or redeemable for common stock or other voting stock of ours without regard to any percentage ownership limit set forth in the Charter or Bylaws, or by agreement.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Company's Board of Directors has standing Independent Directors, Audit and Compensation Committees. All three of these committees had the same three members in 2007: John C. Bolger, William A. Hasler and Lawrence B. Helzel.

     The Independent Directors Committee is responsible for reviewing and acting upon proposed transactions between the Company and members of the Berg Group under the terms of certain agreements between the Company and such Berg Group members. See "Transactions with Related Persons" below. Generally, the meetings of this committee occur at the same time as the Audit Committee meetings, unless a special meeting is required.

     The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters. The Audit Committee has the authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent registered public accounting firm. The Board of Directors has determined that Mr. Bolger, the Chairman of the Audit Committee, and Mr. Hasler each as an "audit committee financial expert" in accordance with applicable SEC rules based upon their prior business experience as described above under "Directors and Executive Officers." The Audit Committee also approves the scope of the services provided and reviews the annual audit fees to be paid to the Company's independent registered public accounting firm, the performance of that firm, the audit report of the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls.

     The  Board  of  Directors  has  delegated  to  the  Compensation  Committee responsibility for reviewing, recommending and approving its compensation policies and benefits programs, including the compensation of Carl E. Berg, Chairman of the Board and Chief Executive Officer, and the Company's other two executive officers. The Compensation Committee also has the principal responsibility for the administration of the Company's 2004 Equity Incentive Plan (the "2004 Plan"), including approving stock option grants and awards to executive officers.

     During the year ended December 31, 2007, there were eight meetings of the Board of Directors and four meetings of the Audit Committee and Independent Directors Committee. All five directors attended 100% of the Board of Directors meetings. Four of the five directors attended 100% of the meetings of the committees of the Board of Directors of which he is a member. There was one meeting of the Compensation Committee in 2007. The Board of Directors and Audit Committee also acted by unanimous written consent periodically during 2007.

BOARD NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS

     The Board of Directors does not believe that a separate nominating committee is necessary because all of the independent directors currently serve on the Independent Directors, Audit and Compensation Committees, and any additional committee of independent directors would consist of the same individuals. The Berg Group has the right to designate two nominees to the Board of Directors under the Company's Charter and Bylaws. Currently, Mr. Berg and Mr. Marino are the two nominees proposed by the Berg Group. The three current independent directors, Messrs. Bolger, Hasler and Helzel have been designated by the Board to review the qualifications of all other candidates for director and to give their recommendations to the entire Board of Directors, which reviews and approves nominations for election to the Board of Directors at the next annual stockholders' meeting. The independent directors will give director candidates proposed by stockholders the same consideration as other proposed candidates.

     When there is a need to identify or evaluate a prospective nominee, the Independent Directors Committee is authorized to undertake a careful review process which may involve, among other things, candidate interviews, inquiries of the person or persons recommending the candidate, engagement of an outside firm to gather additional information and/or discussions with management and incumbent directors. In evaluating candidates, including current directors eligible for re-election, the Independent Directors Committee considers various factors that it considers necessary or appropriate, including the size and composition of the Board of Directors and its committees, the needs of the Board of Directors and its committees, the candidate's expertise and experience, the candidate's independence and potential conflicts of interest, the candidate's character and integrity, and the candidate's existing commitments. Upon completion of its review and evaluation, the Independent Directors Committee makes its recommendations to the Board of Directors regarding the candidate(s). After considering the Independent Directors Committee's recommendations, the Board of Directors determines and approves which candidate(s) shall be nominated for election to the Board of Directors, subject to stockholder approval.

     Mr. Bolger will not stand for re-election to the Board of Directors for 2008. He will continue to serve as a director until the Annual Meeting. The Independent Directors Committee has recommended to the Board of Directors and the stockholders that Martin S. Roher be elected at the Annual Meeting to replace Mr. Bolger.

     In general, the Independent Directors Committee will consider candidates for nomination as director who are recommended by the Company's stockholders and will not evaluate such candidates differently than other nominations for director. The submission deadline for next year's annual meeting is set forth under "Stockholder Proposals for 2009 Annual Meeting" elsewhere in this proxy statement. Stockholders may suggest qualified candidates for director by giving timely notice in writing to the committee at the following address: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, CA 95014, Attention: Corporate Secretary, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company's Board of Directors. The stockholder must also provide the stockholder's name and address as they appear on the Company's books, the number of shares of Common Stock owned of record and beneficially by the stockholder, and such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Corporate Secretary will then forward this information to the Independent Directors Committee.

     To date, the Company has neither rejected nor received any recommendations for any candidate from any stockholder or group of stockholders owning more than five percent of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors was formed in December 1998 and currently is comprised of Messrs. Bolger, Hasler and Helzel. None of these individuals were at any time during 2007, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an officer or employee of the Company a fee for serving as director. The annual fee is equal to $25,000 plus $1,500 for attendance (in person or by telephone) at each meeting of the Board of Directors, and $500 for attendance of each separate committee meeting. Officers who are also directors do not receive any directors' fees.

     Each non-employee member of the Board of Directors who became or becomes a member of the Board of Directors after November 10, 1997, automatically receives a grant of an option to purchase 50,000 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock at the date of grant of such option upon joining the Board of Directors. The options become exercisable cumulatively with respect to 1/48th of the underlying shares on the first day of each month following the date of grant. Generally, the options must be exercised while the optionee remains a director. All of the current directors received such an initial option grant, which has fully vested.

     Under the 2004 Plan, the Board of Directors may authorize annual option grants or awards to non-employee directors at the Board of Director's discretion as long as the number of shares or equivalent number of underlying shares of common stock, in the case of certain awards, does not exceed 50,000 per year. Such option grants or awards become exercisable cumulatively with respect to 1/48th of the underlying shares on the first day of each month following the date of grant. Generally, stock options must be exercised while the optionee remains a director. In addition, the full Board of Directors, acting through a disinterested majority, may authorize additional shares to a director who performs significant additional tasks, such as chairing a Board of Directors committee, or otherwise provides extraordinary service to the Board of
Directors. Under the 2004 Plan, in the event of certain acquisitions representing the transfer of more than 50% of the voting power of the Company's stock, all options and awards to non-employee directors will fully vest upon the completion of the acquisition.

     Although the Company considers option grants under the 2004 Plan to be an adequate form of long-term compensation for directors, to provide regular periodic compensation to the Company's independent directors, in 2005, each of the Company's three non-employee directors was granted an award of 45,000 dividend equivalent rights ("DERs"). Each DER represents the right to receive payment of the dividend declared with respect to one share of common stock at the time the Company pays the dividend and continues in effect as to each recipient as long as he continues to serve on the Board of Directors.

     The following table sets forth the compensation for each independent director during the year ended December 31, 2007.

                           Director Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Change in
                                                                                       Pension Value
                                                                                            and
                                                                                        Nonqualified
                                                                           Non-Equity     Deferred
                      Fees Earned                                        Incentive Plan Compensation    All Other
Name               or Paid in Cash($)  Stock Awards  Option Awards($)(1)  Compensation    Earnings   Compensation($)(2)  Total($)
------------------ ------------------ -------------- ------------------- -------------- ------------ ------------------ ----------
John C. Bolger           31,000             -              39,649               -             -            28,800         99,449
William A. Hasler        31,500             -              39,649               -             -            28,800         99,949
Lawrence B. Helzel       31,500             -              39,649               -             -            28,800         99,949

(1) Represents the amount of compensation cost related to option grants to directors, recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2007 calculated using the Black-Scholes option pricing method under FAS 123(R), but excluding any estimate of future forfeiture. This cost relates to option awards granted in 2005 and 2007. These amounts do not represent payments actually received by the directors. For further information on the Black-Scholes calculation, please refer to Item 8, "Financial Statements and Supplementary Data - Note 10" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2) Represents the amount of dividends paid and accrued in 2007 on DER awards made in 2005, as discussed above.


     In 2007, each of the Company's three independent directors received a grant of options to purchase 45,000 shares of common stock at an exercise price of $12.09 per share, which was the closing price of a share of common stock on the AMEX on the date of grant. The options vest monthly for 48 months and each option grant has a term of six years from date of grant, subject to continued service to the Company. These options were granted for their 2006 performance and their long-term service as members of the Board of Directors.



                      COMPENSATION DISCUSSION AND ANALYSIS

     The Company's Compensation Discussion and Analysis explains the material elements of the Company's compensation arrangements for its three executive officers, Carl E. Berg, Raymond V. Marino and Wayne N. Pham (the "Named Executive Officers"), for the fiscal year ended December 31, 2007.

     The Company's current executive compensation programs are determined and approved by the Compensation Committee of the Board of Directors. None of the Named Executive Officers is a member of the Compensation Committee. Mr. Berg, the Company's Chief Executive Officer, recommends to the Compensation Committee the base salary, annual bonus and long-term compensation levels for the other Named Executive Officers. None of the other Named Executive Officers had any role in determining the compensation of any Named Executive Officers in 2007. Although Mr. Berg is a Named Executive Officer, in light of the Berg Group's substantial financial interest in the Company, Mr. Berg never has received, and the Compensation Committee does not expect to pay him, incentive compensation of any kind.

EXECUTIVE COMPENSATION PROGRAM OVERVIEW AND OBJECTIVES

     In  connection  with  the  Compensation   Committee's   responsibility   of
determining the compensation for the Named Executive Officers, the Compensation Committee seeks to:

-    attract, reward and retain highly qualified and motivated executives; and
-    ensure  executive  compensation  is aligned  with the  Company's  corporate
     strategies,   business  objectives  and  the  long-term  interests  of  the
     Company's stockholders;

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

     The material elements of the Company's current executive compensation program for the Named Executive Officers, other than Mr. Berg, include the following:

-    a base salary,
- an annual cash bonus opportunity (at the discretion of the Compensation Committee),
-    long-term equity incentive awards,
-    DERs and
-    401(k) retirement benefits.

     The Company believes that each executive compensation element helps it to achieve one or more of the Company's compensation objectives.

     Compensation decisions are approved by the Compensation Committee. The Company does not have a set date or period during the fiscal year as to when compensation decisions are made. The evaluations of the Named Executive Officers, not including Mr. Berg, are solely determined by the Compensation Committee at the recommendation of the Chief Executive Officer. Accordingly, the Compensation Committee makes all compensation decisions when necessary and appropriate during the year.

BASE SALARIES

     Each Named Executive Officer receives a base salary. Base salaries are intended to provide the executive with a base level of annual income that is not contingent on the Company's performance. Mr. Berg's base salary was set in 1998 not long after the Berg Group acquired control of the Company and has not been modified since then. Initial base salaries paid to the Company's other executive officers are intended to recognize each individual's scope of responsibilities, past accomplishments, fundamental skills and experience within the industry. The Compensation Committee may give different weight to each of these factors for each executive officer, as it deems appropriate. None of the Company's Named Executive Officers has a written employment agreement. The Company's policy is to pay the Named Executive Officers' base salaries in cash. The base salaries are reviewed annually by the Compensation Committee and may be adjusted from time to time, at its discretion, to recognize increases in responsibility, outstanding individual performance and promotions.

     In January 2007, the Compensation Committee approved increases in base salaries for the 2007 fiscal year to $250,000 for Mr. Marino and $138,000 for Mr. Pham for their individual performances in 2006.

ANNUAL CASH INCENTIVE

     The Company does not have a cash incentive program or other bonus plan. However, the Compensation Committee may decide to grant bonuses in its discretion for outstanding individual performance and contributions to the Company. Thus, in January 2007, the Compensation Committee approved a $75,000 cash bonus to Mr. Marino in recognition of his accomplishments in 2006, which included leasing several significant properties and renewing several leases that were scheduled to expire during 2006. This bonus was paid in February 2007. For 2007, the Compensation Committee approved a $75,000 cash bonus to Mr. Marino for his performance in 2007, which was paid in January 2008.

LONG-TERM EQUITY INCENTIVE AWARDS

     The objectives of the Company's long-term incentive compensation program are to:

-    reward achievement over a multi-year period,
- align the interests of executives with those of stockholders by focusing executives on the stockholder return performance of the Company, and
-    provide a retention mechanism through multi-year vesting.

     The 2004 Plan allows for long-term equity incentive awards to executives and key employees of, and consultants and other service providers to, the Company, its subsidiaries and advisors through grants of stock option rights and other equity awards, including restricted stock, stock grants, restricted stock units, performance units, other stock-based compensation, including O.P. Units exchangeable for shares of common stock, and dividend equivalent rights. Generally, awards are granted in the form of options to purchase shares of common stock of the Company. The awards align the recipient's interest with the interests of stockholders by providing him with an ownership interest in the Company and a stake in the Company's success. The 2004 Plan is administered by the Compensation Committee, which has the discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the grants. Each stock option award has a vesting period that is tied to each employee's continued service to the Company.

STOCK OPTION RIGHTS

     The Compensation Committee determines and approves all stock option grants and other equity awards to executive officers and has authorized the Company's Chief Executive Officer to determine stock option grants and other equity awards for all other employees, subject to the Compensation Committee's approval of total share allocations from the 2004 Plan. The Company's policy has been to grant options to purchase shares upon hiring an executive and periodically thereafter as part of the annual performance reviews, presented to the Compensation Committee by Mr. Berg. No options to purchase common stock have ever been granted to Mr. Berg, or any member of the Berg Group, under any compensation arrangement. In determining the initial size of stock option grants,
the   Compensation   Committee   considers  the  executive   position  with  and
responsibilities to the Company, potential for increased responsibility and promotion over the option term. In making additional option grants pursuant to performance reviews, the Compensation Committee bases its decision upon a subjective evaluation of the executive officers' performance in meeting the Company's corporate objectives. Generally, each stock option grant allows the executive officer to purchase shares of the Company's common stock at a price per share equal to the market value on the date of grant, but the Compensation Committee has the power to grant options at a lower price if considered appropriate under the circumstances.

     Each stock option grant generally becomes exercisable, or vests, in installments over time (typically over four to six years), or contingent upon the executive's continued employment with the Company. The stock option grants generally expire on the sixth anniversary of the grant date.

     The Company has established a policy and procedure on stock option grants that includes the following provisions governing the timing of such grants:

-    The Compensation Committee determines and approves all stock option awards;
- The grant date of stock option awards is always the date of the approval of the grants;
-    Management has no control over selecting the date;
- The exercise price of the stock options is equal to fair market value, which under the 2004 Plan is the closing price of a share of common stock on the date of grant on the principal trading market for the common stock, which was the AMEX until the Company transferred its exchange listing to NASDAQ in March 2008; and
- Stock option awards are promptly reported on Form 4 with the Securities and Exchange Commission for all Named Executive Officers.

     The Company grants options infrequently at the Compensation Committee's discretion. The Company does not have a policy providing for the coordination of option grants with the release of material non-public information.

     In January 2007, the Compensation Committee approved and granted options to purchase 250,000 and 100,000 shares of common stock to Mr. Marino and Mr. Pham, respectively, at an exercise price of $12.09 per share, which was the closing price of a share of common stock on the AMEX on the date of grant. The options vest monthly for 48 months and have a term of six years from date of grant. These options were approved by the Compensation Committee, with respect to their 2006 individual performance.

     In January 2008, the Compensation Committee approved and granted options to purchase 300,000 and 135,000 shares of common stock to Mr. Marino and Mr. Pham, respectively, at an exercise price of $9.51 per share, which was the closing price of a share of common stock on the AMEX on the date of grant. The options vest monthly for 48 months and have a term of six years from date of grant. These options were approved by the Compensation Committee, with respect to their 2007 individual performance.

     In addition to Mr. Marino's 300,000 option grant, the Compensation Committee also approved and granted an additional 200,000 options to Mr. Marino at an exercise price pf $9.51 per share, which was the closing price of a share of common stock on the AMEX on the date of grant. These 200,000 options are based on a performance measurement of reducing the Company's vacancy rate in 2008 and 2009 and will vest monthly for 24 months from the date of grant.

DIVIDEND EQUIVALENT RIGHTS

     In April 2005, the Compensation Committee approved awards of 80,000 DERs to Mr. Marino and 20,000 DERs to Mr. Pham under the 2004 Plan. Each such DER represents the current right to receive the dividend paid on one share of the Company's common stock when paid by the Company, for as long as the recipient remains employed by the Company. The DERs were awarded to enable these executives to participate in distributions to stockholders without having to exercise their stock options, which may not have significant value in the short run.

     The dividend rate declared for each quarter in 2007 was $0.16 per share of common stock, which is equivalent to $0.64 per share of common stock for the year. Consequently, in 2007, the Company paid $51,200 and $12,800 to Messrs. Marino and Pham, respectively, with respect to their DERs.

401(K) RETIREMENT BENEFITS

     The Company provides retirement benefits to all of its Named Executive Officers under the terms of its tax-qualified 401(k) defined contribution retirement plan. Each year the Company makes an automatic matching contribution on behalf of each participant equal to 15% of the participant's compensation, regardless of whether the participant contributes to the plan. The Named Executive Officers participate in the plan on substantially the same terms as the Company's other participating employees.

     For 2007, the Company made 401(k) plan contributions in the amounts of $22,500, $33,750 and $22,620 for Messrs. Berg, Marino and Pham, respectively.

TAX CONSIDERATIONS

     The Compensation Committee endeavors to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. None of the compensation paid to our covered executive officers for the year ended December 31, 2007 that would be taken into account in determining a Section 162(m) limitation exceeded the $1 million limit. The Company's 2004 Plan and awards to executives under that plan have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with an exercise price equal to the fair market value the shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).



                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2007.


The Compensation Committee of the Board of Directors:

John C. Bolger, Chairman
William A. Hasler
Lawrence B. Helzel

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation received by the Company's Named Executive Officers for the fiscal years ended December 31, 2007 and 2006.

                                                                                              Change in
                                                                                            Pension Value
                                                                                                 and
                                                                                             Nonqualified
                                                                               Non-Equity      Deferred
                                                       Stock     Option        Incentive     Compensation       All Other
Name and Principal Position Year Salary($) Bonus($)(3) Awards Awards($)(1) Plan Compensation   Earnings  Compensation($)(2) Total($)
--------------------------- ---- --------- ----------- ------ ------------ ----------------- ------------ ----------------- --------
Carl E. Berg                2007  100,000       -         -         -              -               -             22,500     122,500
  Chairman and              2006  100,000       -         -         -              -               -             22,500     122,500
  Chief Executive Officer
Raymond V. Marino           2007  250,000    150,000      -      223,752           -               -             84,950      708,702
  President and             2006  200,000       -         -       93,151           -               -             81,200      374,351
  Chief Operating Officer
Wayne N. Pham               2007  138,000       -         -       88,108           -               -             35,420      261,528
  Vice President of Finance 2006  112,500       -         -       30,993           -               -             29,675      173,168
  and Controller

(1) Represents the amount of compensation cost related to option grants to the Named Executive Officers recognized by the Company for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 calculated using the Black-Scholes option pricing method under FAS 123(R), but excluding any estimate of future forfeiture. This cost relates to option awards granted in 2005 and 2007. These amounts do not represent payments actually received by the officers. For further information on the Black-Scholes calculation, please refer to Item 8, "Financial Statements and Supplementary Data - Note 10" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2) Represents matching contributions to the Company's defined contribution retirement plan (401(k) Plan) and payments received from DERs, which amounts are discussed above under "Compensation Discussion and Analysis."

(3)  Mr. Marino's bonus comprised of $75,000 for 2006 and 2007.

GRANTS OF PLAN-BASED AWARDS FOR 2007

     In January 2007, the Compensation Committee approved and granted options to purchase 250,000 and 100,000 shares of common stock to Mr. Marino and Mr. Pham, respectively, at an exercise price of $12.09 per share, which was the closing price of a share of common stock on the AMEX on the date of grant. The options vest monthly for 48 months and have a term of six years from date of grant, subject to continued employment with the Company. These options were approved by the Compensation Committee, with respect to their 2006 individual performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table provides information about outstanding stock options held by the Named Executive Officers as of December 31, 2007.

                                                                      Option Awards
                          --------------------------------------------------------------------------------------------------------
                            Number of Securities     Number of Securities
                           Underlying Unexercised   Underlying Unexercised
                                 Options (#)              Options (#)
Named Executive Officer          Exercisable             Unexercisable      Option Exercise Price ($)(1)  Option Expiration Date
------------------------- ------------------------ ------------------------ ---------------------------- -------------------------
Carl E. Berg                           -                        -                          -                         -

Raymond V. Marino                   375,000                     -                      11.33 (2)                  4/23/2009
                                    250,000                     -                      10.00 (3)                  4/26/2011
                                     57,292                  192,708                   12.09 (4)                  1/11/2013

Wayne N. Pham                       100,000                     -                      10.00 (5)                  4/26/2011
                                     22,917                   77,083                   12.09 (6)                  1/11/2013

(1) The exercise price for each of the stock option grants was based on the closing price of the Company's common stock on the AMEX on the date the Compensation Committee approved the grant.
(2) Represents options to purchase 375,000 shares granted on April 24, 2001, which vest and become exercisable as follows: approximately 8.33% of the total number of shares granted six months after the date of grant and approximately 1.39% of the shares each month thereafter for 66 months

(3) Represents options to purchase 250,000 shares granted on April 27, 2005, which vest and become exercisable as follows: approximately 11.11% of the total number of shares on the date of grant and approximately 1.39% of the shares each month thereafter for 32 months.
(4) Represents options to purchase 250,000 shares granted on January 12, 2007, which vest and become exercisable as follows: approximately 2.08% of the total shares each month for 48 months.
(5) Represents options to purchase 100,000 shares granted on April 27, 2005, which vest and become exercisable as follows: approximately 11.11% of the total number of shares on the date of grant and approximately 1.39% of the shares each month thereafter for 32 months.
(6) Represents options to purchase 100,000 shares granted on January 12, 2007, which vest and become exercisable as follows: approximately 2.08% of the total shares each month for 48 months.

OPTION EXERCISES IN LAST FISCAL YEAR

     There was no exercise of option awards by the Named Executive Officers during the year ended December 31, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

     The Company does not have any written employment agreements or any arrangements or commitments with regard to the payment of compensation upon termination of employment or a change in control of the Company with any of its Named Executive Officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

     The following table provides information as of December 31, 2007 regarding equity compensation plans approved by the Company's security holders. The Company does not have any equity compensation plans that have not been approved by its security holders.

                                                             Number of Shares                          Number of Shares of Common
                                                                of Common                              Stock Remaining Available
                                                            Stock to be Issued    Weighted-Average            for Future
                                                             Upon Exercise of     Exercise Price of      Issuance Under Equity
              Plan Category                                Outstanding Options   Outstanding Options      Compensation Plans
              -------------                                -------------------   -------------------   ------------------------
Equity Compensation plans approved by security holders           1,747,100             $11.13                  2,843,089

Total                                                            1,747,100             $11.13                  2,843,089

                                 SHARE OWNERSHIP

     The following table sets forth certain information as of March 31, 2008, concerning the ownership of common stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current member of the Board of Directors of the Company, (iii) each Named Executive Officer and (iv) all current directors and executive officers of the Company as a group.

     The Company has relied on information supplied by its officers, directors and certain stockholders and on information contained in filings with the SEC.

                                                                                                Percent of All
                                                                                                  Shares of
                                                                                                Common Stock
                                                                                                 (Assuming
                                            Number of Shares       Percent of                   Exchange of      Percent of All
                                             of Common Stock     All Shares of  Number of O.P.  Holder's O.P.   Shares of Common
Name and Address (16)                     Beneficially Owned(1)  Common Stock       Units         Units)(2)   Stock/O.P. Units(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Executive Officers and Directors:
Carl E. Berg                                          __                *       45,213,297(3)(10)   68.52%            42.53%
  Chairman of the Board, Chief Executive Officer
  and Director
Raymond V. Marino                                   806,667 (4)       3.88%            __            3.88%               *
  President, Chief Operating Officer and Director
Wayne N. Pham                                       159,583 (5)         *              __              *                 *
  Vice President of Finance and Controller
John C. Bolger, Director                             63,750 (6)         *              __              *                 *
William A. Hasler, Director                          77,750 (7)         *              __              *                 *
Lawrence B. Helzel, Director                        248,250 (8)       1.20%            __            1.20%               *
5% Stockholders:
Cohen & Steers, Inc.                              2,528,376 (12)     12.17%            __           12.17%             2.38%
   280 Park Avenue, 10th Floor
   New York, NY 10017
AXA Financial, Inc.                               1,084,225 (13)      5.22%            __            5.22%             1.02%
   1290 Avenue of the Americas
   New York, NY 10104
Ingalls & Snyder, LLC                             3,070,020 (14)     14.78%            __           14.78%             2.89%
   61 Broadway
   New York, NY 10006
Teachers Advisors, Inc.                           1,186,604 (15)      5.71%            __            5.71%             1.12%
TIAA-CREF Investment Management, LLC
   730 Third Avenue
   New York, NY 10017
Clyde J. Berg                                         __                *       43,478,470(9)(10)   67.67%            40.90%
Berg & Berg Enterprises, Inc. (10)                    __                *       10,789,383          34.19%            10.15%
Thelmer G. Aalgaard                                   __                *        1,849,505           8.18%             1.74%
All Directors and Officers as a group (6 persons) 1,356,000 (11)      6.53%     45,213,297 (3)      70.57%            43.81%

-------------------
* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include securities which such person has the right to acquire within 60 days of March 31, 2008. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Common stock percentage ownership interest calculations are based on 19,669,807 shares outstanding as of March 31, 2008 and exclude all shares of common stock issuable upon the exercise of outstanding options other than the shares so issuable within 60 days under options held by the named person. Common stock/O.P. Units percentage ownership interest calculations are based on 105,198,022 shares of common stock and O.P. Units exchangeable for common stock as of March 31, 2008.

(2) Assumes O.P. Units are exchanged for shares of common stock without regard to (i) whether such O.P. Units may be exchanged for shares of common stock within 60 days of March 31, 2008, and (ii) certain ownership limit provisions set forth in the Company's Articles of Amendment and Restatement, including the overall ownership limit of 20% applicable to all members of the Berg Group by agreement with the Company.

(3) Includes O.P. Units in which Mr. Carl E. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes an additional 10,789,383, 196,428 and 169,131 shares of common stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc., Berg & Berg Enterprises, LLC and West Coast Venture Capital, Inc., respectively. Mr. Berg disclaims beneficial interest in any shares or O.P. Units deemed beneficially owned by Kara Ann Berg, his adult daughter, and the 1981 Kara Ann Berg Trust.

(4)  Includes  766,667  shares of common stock  issuable on exercise of options.
     Does not include 608,333 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(5)  Includes  144,583  shares of common stock  issuable on exercise of options.
     Does not include 190,417 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(6) Includes 63,750 shares of common stock issuable on exercise of options. Does not include 71,250 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(7) Includes 63,750 shares of common stock issuable on exercise of options. Does not include 71,250 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(8) Includes 63,750 shares of common stock issuable on exercise of options. Does not include 71,250 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(9) Includes O.P. Units in which Mr. Clyde J. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes L.P. Units held by Mr. Berg as trustee of the 1981 Kara Ann Berg Trust and an additional 10,789,383 shares of common stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. This does not include any shares deemed beneficially owned by Sonya L. Berg and Sherri L. Berg, his adult daughters, as to which he disclaims beneficial ownership.

(10) Carl E. Berg is an executive officer and director and Clyde J. Berg is a director of Berg & Berg Enterprises, Inc. With members of their immediate families, the Messrs. Berg beneficially owns, directly and indirectly, all of the O.P. Units of Berg & Berg Enterprises, Inc. Amounts are reported separately based on the Schedule 13G/A filed on behalf of certain members of the Berg Group under common control reporting shared voting and dispositive power for 77,902,384 O.P. Units representing the right to acquire the same number of shares of common stock, subject to certain conditions, including ownership limits.

(11) Current officers and directors include Carl E. Berg, Raymond V. Marino, Wayne N. Pham, John C. Bolger, William A. Hasler and Lawrence B. Helzel. See Notes 3 through 8.

(12) Cohen & Steers, Inc. is the beneficial owner on behalf of other persons. Cohen & Steers, Inc. has sole voting power for 2,461,776 shares and sole dispositive power for 2,528,376 shares of the reported number of shares. Amount based on the filing of Schedule 13G filed on February 13, 2008.

(13) AXA Financial, Inc. is the beneficial owner on behalf of other persons. AXA Financial, Inc. has sole voting power for 529,931 shares and dispositive power for 1,084,225 shares of the reported number of shares. Amount based on the filing of Schedule 13G filed on February 14, 2008.

(14) Ingalls & Snyder, LLC is the beneficial owner on behalf of other persons. Ingalls & Snyder LLC has sole dispositive power for 3,070,020 shares and no voting power for the reported number of shares. No such person is known to have an interest in more than 5% of the common stock reported. Amount based on the filing of Schedule 13G filed on February 11, 2008.

(15) Teachers Advisors, Inc. and TIAA-CREF Investment Management, LLC are the beneficial owners on behalf of other persons. Teachers Advisors, Inc. has sole voting and dispositive power for 855,083 of the reported number of shares. TIAA-CREF Investment Management, LLC has sole voting and dispositive power for 331,521 of the reported number of shares. Amount based on the filing of Schedule 13G filed on February 14, 2008.

(16) Unless otherwise indicated, the address for each of the person listed is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, CA 95014.

CONTRACTUAL AND OTHER CONTROL ARRANGEMENTS

     SPECIAL BOARD VOTING PROVISIONS. The Charter and Bylaws provide substantial control rights for the Berg Group. These rights include a requirement that Mr. Berg or his designee as director approve certain fundamental corporate actions, including amendments to the Charter and Bylaws and any merger, consolidation or sale of all or substantially all of the Company's assets. In addition, the Bylaws provide that a quorum necessary to hold a valid meeting of the Board of Directors must include Mr. Berg or his designee. The rights described in the two preceding sentences apply only as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of common stock on a fully diluted basis. In addition, directors representing more than 75% of the entire Board of Directors must approve other significant transactions, such as incurring debt above certain amounts, acquiring assets and conducting business other than through the Operating Partnerships.

     BOARD OF DIRECTORS REPRESENTATION. The Berg Group members have the right to designate two of the director nominees submitted by the Board of Directors to stockholders for election, as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the Company's outstanding shares of common stock on a fully diluted basis. If the fully diluted ownership of the Berg Group members and their affiliates is less than 15% but is at least 10% of the common stock, the Berg Group members have the right to designate one of the director nominees submitted by the Board of Directors to stockholders for election. Its right to designate director nominees affords the Berg Group substantial control and influence over the management and direction of the Company.

     SUBSTANTIAL OWNERSHIP INTEREST. The Berg Group currently owns O.P. Units representing approximately 74.1% of the equity interests in the operating partnerships. The O.P. Units may be converted into shares of common stock, subject to limitations set forth in the Charter (including an overall 20% ownership limitation for the Berg Group), and other agreements with the Berg Group. Upon conversion these shares would represent voting control of the Company. The Berg Group's ability to exchange its O.P. Units for common stock permits it to exert substantial influence over the management and direction of the Company.

     LIMITED PARTNER APPROVAL RIGHTS. Mr. Berg and other limited partners of the Operating Partnerships, including other members of the Berg Group, may restrict the Company's operations and activities through rights provided under the terms of the Amended and Restated Agreement of Limited Partnership which governs each of the Operating Partnerships and the Company's legal relationship to each Operating Partnership as its general partner. Matters requiring approval of the holders of a majority of the O.P. Units, which necessarily would include the Berg Group, include (i) the amendment, modification or termination of any of the Operating Partnership Agreements; (ii) the transfer of any general partnership interest in the Operating Partnerships, including, with certain exceptions, transfers attendant to any merger, consolidation or liquidation of the Company;
(iii) the admission of any additional or substitute general partners in the Operating Partnerships; (iv) any other change of control of the Operating
Partnerships; (v) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee of any of the assets of the Operating Partnerships; and (vi) the institution of any bankruptcy proceeding for any Operating Partnership.

     In addition, as long as the Berg Group members and their affiliates, beneficially own, in the aggregate, at least 15% of the outstanding shares of common stock on a fully diluted basis, the consent of the limited partners holding the right to vote a majority of the total number of O.P. Units outstanding is also required with respect to (i) the sale or other transfer of all or substantially all of the assets of the Operating Partnerships and certain mergers and business combinations resulting in the complete disposition of all O.P. Units; (ii) the issuance of limited partnership interests senior to the O.P. Units as to distributions, assets and voting; and (iii) the liquidation of the Operating Partnerships.

                        TRANSACTIONS WITH RELATED PERSONS

      PROPERTY ACQUISITIONS AND FINANCIAL TRANSACTIONS BETWEEN THE COMPANY
                               AND THE BERG GROUP

     In the past, including fiscal year 2007, the Company has entered into agreements and engaged in transactions with Carl E. Berg, the Company's Chief Executive Officer, Chairman and Director, and with other members of the Berg Group. The Company expects to enter into additional agreements and transactions with the Berg Group and Mr. Berg in the future. All such transactions and agreements must be approved for the Company by the Independent Directors Committee, as described above under "Corporate Governance." The Independent Directors Committee is responsible for reviewing, evaluating and authorizing action with respect to any transaction between the Company and any member of the Berg Group.

     FORMATION OF THE COMPANY. Through a series of transactions in 1997 and 1998, the Company became the vehicle for substantially all of the Silicon Valley R&D property activities of the Berg Group, which includes Mr. Berg, his brother Clyde J. Berg, members of their families and a number of entities in which they have controlling or substantial ownership interests. The Company owns these former Berg Group properties, as well as the rest of its properties, through the Operating Partnerships, of which the Company is the sole general partner. Through various property acquisition agreements with the Berg Group, the Company has the right to purchase, on pre-negotiated terms, R&D and other types of office and light industrial properties that the Berg Group develops in the future in the states of California, Oregon and Washington the details of which are set forth above. Since September 1998, the Company has acquired a total of approximately 3,275,000 million rentable square feet of R&D buildings under the Pending Projects Acquisition Agreement and the Berg Land Holdings Option Agreement. The total cost of these properties was approximately $491 million. The Company issued a total of 28,510,261 O.P. Units and assumed debt totaling approximately $209 million to acquire them.

     The following transactions with the Berg Group occurred or effected the Company's operations or financial condition in fiscal year 2007:

     ACQUISITION OF PROPERTY FROM THE BERG GROUP. In September 2007, the Company acquired an approximately 99,000 rentable square foot newly constructed R&D building located at 5845 Hellyer Avenue in San Jose, California from the Berg Group under the Berg Land Holdings Option Agreement. The total acquisition price for this property was approximately $10.9 million. The Company acquired this property by issuing 548,236 O.P. Units and paying $4.3 million in cash to the selling members of the Berg Group.

     RELATED PARTY DEBT. As of December 31, 2007, debt in the amount of approximately $9.2 million was due the Berg Group under a mortgage note established May 15, 2000 in connection with the acquisition of a 50% interest in Hellyer Avenue Limited Partnership, the obligor under the mortgage note. The mortgage note bears interest at 7.65%, and is due in ten years with principal payments amortized over 20 years. Interest expense incurred in connection with the Berg Group mortgage note was approximately $0.7 million for the year ended December 31, 2007.

     If the Company is unable to repay its debt to the Berg Group when due, the Berg Group could take action to enforce the Company's payment obligations. Potential actions by the Berg Group to enforce these obligations could result in the foreclosure in one or more of the Company's properties and a reduction in the amount of cash distributions to its stockholders. In turn, if the Company fails to meet the minimum distributions test because of a loan default or another reason, it could lose its REIT classification for federal income tax purposes.

     TRANSFER OF INTEREST TO BERG GROUP IN CONSOLIDATED JOINT VENTURE. In July 2000, the Hellyer Avenue Limited Partnership ("Hellyer LP") was formally organized as a California limited partnership between Mission West Properties, L.P. ("MWP"), of which the Company is the managing general partner, and Republic Properties Group ("RPC"), an unaffiliated third party, as a general partner and limited partner. MWP was designated as the managing general partner of Hellyer LP. For a 50% ownership interest in Hellyer LP, RPC agreed to cause Stellex Microwave Systems, Inc. ("Stellex") to provide a 15-year lease on an approximate 160,000 square foot R&D building to be constructed by Berg & Berg Enterprises, Inc. ("BBE") on land owned by another Berg Group member.

     As part of the transaction, MWP acquired the underlying land pursuant to the Berg Land Holdings Option Agreement for a price of $5.7 million by issuing 659,223 O.P. Units to the Berg Group entity that owned the property. Further, under the terms of the Hellyer LP partnership agreement MWP then contributed the land to the partnership at an agreed value of $9.6 million which amount was to be amortized and paid to MWP in the form of income and cash flow preferences. The transaction was reviewed and approved by the Independent Directors Committee.

     In connection with the transaction, BBE built and paid for all improvements on the land. The total cost of the R&D building, exclusive of specified tenant improvements obligations, was approximately $11.4 million. Hellyer LP issued a note for the amount of those construction costs to BBE, which note was secured by the buildings.

     Because RPC's interest in Hellyer LP was attributable solely to its commitment to obtain Stellex as a tenant for the property, the partnership agreement provided that if a payment default occurred within the first five years of the Stellex lease, RPC would lose 100% of its interest in the partnership, and if a payment default occurred during the second five year period under the lease, RPC would lose 50% of its interest in Hellyer LP.

     Pursuant to RPC's commitment to Hellyer LP, Stellex executed a lease agreement obligating Stellex, among other things, to pay monthly rent starting at $1.60 per square foot on a triple net basis for 15 years and to reimburse BBE for the tenant improvement obligations, which ultimately totaled approximately $10.5 million.

     Under the lease terms, Stellex was obligated to reimburse BBE in full for the tenant improvement costs no later than August 25, 2000. Several days before the due date, representatives of Stellex met with representatives of the Company and informed them that Stellex could not pay the balance due BBE. Stellex requested the Company immediately to draw down the letter of credit as a result of a default on the tenant improvement payment required under the lease.

     On September 1, 2000, MWP, as the general partner of Hellyer LP, ceased all allocations of income and cash flow to RPC and exercised the right under the partnership agreement to cancel RPC's entire interest in the partnership. Following discussions with and approval by the Independent Directors Committee, the Company authorized the transfer of RPC's interest in Hellyer LP to BBE. Under the Berg Land Holdings Option Agreement and the Acquisition Agreement dated as of May 14, 1998, the Independent Directors Committee had the right, but not the obligation, to reacquire the property interest and the related distributions related to the property interest at any time. The transfer was effective as of September 1, 2000.

     Stellex filed for bankruptcy protection on September 12, 2000. On November 20, 2000, RPC filed suit in the Circuit Court of Maryland for Baltimore City to recover past distributions and its interest in the Hellyer LP., and the Company counter-sued on behalf of MWP and itself in Superior Court of California for the County of Santa Clara in February 2001.

     In January 2002, Stellex was acquired through its bankruptcy proceeding by a division of Tyco Corporation. In connection with the acquisition of Stellex, the purchaser assumed the lease with Hellyer LP, agreed to comply with all terms of the lease and reimbursed BBE for the tenant improvements, as required under the lease agreement and the Bankruptcy Court order.

     Since the inception of Hellyer LP, the Company has accounted for the properties owned by the partnership on a consolidated basis, with reductions for the minority interest held by the minority partner (first RPC and then BBE). In each period, the Company has accrued amounts payable by Hellyer LP to the minority interest partner, including BBE, prior to payment. Through December 31, 2007, accumulated cash flow distributions from Hellyer LP totaling approximately $4.7 million were accrued, of which $4.4 million was distributed to BBE, which has been classified on the Company's consolidated balance sheets as an account receivable from BBE with an offsetting account payable to BBE. The Company did not object to that proposed classification.

     On November 20, 2000, RPC commenced a lawsuit against MWP in the Circuit Court of Maryland for Baltimore City. After lengthy litigation, which included a trial on the merits and subsequent appeals, in April 2006 Maryland's highest Court upheld an earlier Maryland Appeals Court ruling in favor of MWP, finding that the Circuit Court of Maryland could not assert personal jurisdiction over MWP in the RPC suit. The Court vacated the judgment and decision in the trial court and dismissed the entire Maryland suit. In February 2001, while the Maryland case was pending, MWP filed a suit against RPC in the Superior Court of the State of California for the County of Santa Clara, Case No. CV 796249. The case was stayed pending resolution of the Maryland case, and the Company dismissed its suit on March 4, 2005. In April 2005, RPC submitted a motion asking the Superior Court to reinstate the case, which the Court granted on May 25, 2005. On July 5, 2006, RPC filed a cross-complaint in the case seeking partnership distributions to which we demurred. The Court sustained the Company's demurrer with leave to amend. Subsequently, RPC filed an amended complaint, and the Company submitted another demurrer seeking dismissal of the claims on statute of limitations grounds. On February 20, 2007, the Court overruled the Company's demurrer. The Company sought a writ from the California State Court of Appeal for the Sixth District to direct the lower court to reverse its decision, but the petition for the writ was denied. A trial in the California Superior Court commenced in early 2008 and a hearing on summary judgment motion is scheduled for April 2008.

         If the litigation is ultimately decided in favor of the Company, the Independent Directors Committee of the Board of Directors has the right, but not the obligation, to acquire on behalf of the Company the former RPC interest and related distributions from BBE under the terms of the Berg Land Holdings Option Agreement and the Acquisition Agreement between the Company and the Berg Group.

     BERG COMMITMENT TO COMPLETE FUTURE IMPROVEMENTS AND BUILDING IN CONNECTION WITH CERTAIN ACQUISITIONS FROM THE BERG GROUP UNDER THE BERG LAND HOLDINGS OPTION AGREEMENT. The Berg Group has an approximately $7.5 million commitment to complete an approximately 75,000 to 90,000 rentable square foot building in connection with the Company's 2001 acquisition of 245 Caspian in Sunnyvale, which consisted of approximately three acres of unimproved land zoned for commercial development. The Berg Group plans to satisfy this commitment to construct a building when requested by the Company following the approval of the Independent Directors Committee.

     The Berg Group has an approximately $2.5 million commitment to complete certain tenant improvements in connection with the Company's 2002 acquisition of 5345 Hellyer Avenue in San Jose. The Berg Group is in the process of satisfying this commitment to complete certain tenant improvements.

     BERG CONTROLLED ENTITIES HAVE FINANCIAL INTERESTS IN CERTAIN TENANTS THAT LEASE SPACE FROM THE COMPANY. During the year ended December 31, 2007, Carl E. Berg or entities controlled by Mr. Berg held financial interests in several companies that lease space from the operating partnerships, which include companies where Mr. Berg has a greater than 10% ownership interest. These related tenants occupy a total of approximately 74,700 rentable square feet and contributed approximately $1.2 million in rental revenue in 2007.

     LEASING AND OVERHEAD REIMBURSEMENTS PROVIDED BY BERG CONTROLLED ENTITY. The Company currently leases office space owned by Berg & Berg Enterprises, Inc., an affiliate of Carl E. Berg and Clyde J. Berg. Rental amounts and overhead reimbursements paid to Berg & Berg Enterprises, Inc. were $95,000 for the year ended December 31, 2007.

     LAND LEASE RENT REIMBURSEMENT TO CARL E. BERG. One tenant was leasing four R&D buildings from the Company and was also leasing raw land from Carl E. Berg. Total rent from the tenant was paid directly to the Company, which included the land rent. The Company reimbursed Carl E. Berg $85,000 per month for the land rent. That tenant terminated its lease obligations with the Company effective July 1, 2007, and the Company acquired the land in connection with a completed 99,000 rentable square feet shell building and after July 1, 2007 no further rent was paid to Carl E. Berg.

     LEASE RESTORATION COSTS REIMBURSEMENTS. In March 2006, the Company and Fujitsu Limited, or Fujitsu, agreed to the termination of a lease for one building consisting of approximately 125,000 square feet. Fujitsu was responsible for repairing damage to the building and with the Company's approval hired Berg & Berg Enterprises to perform the restoration work for a total of approximately $4.5 million, which was completed in 2007.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent holders were complied with on time.

                             AUDIT COMMITTEE REPORT

     The Board of Directors adopted an amended Audit Committee Charter on April 28, 2004, which sets forth the responsibilities of the Audit Committee. The Company notes, however, that management has primary responsibility for its consolidated financial statements and the overall financial reporting process, including its system of internal controls. Furthermore, the Company's independent registered public accounting firm audits management's assessment of the effectiveness of internal control over financial reporting and the consolidated financial statements prepared by management, expresses an opinion on whether those consolidated financial statements fairly present the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee any issues they believe should be raised with the Company.

     The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for fiscal year 2007 and management's assessment of the effectiveness of internal control over financial reporting with management and the Company's independent registered public accounting firm, Burr, Pilger & Mayer, LLP ("BPM"). The Audit Committee discussed with BPM matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from BPM the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with BPM that firm's independence.

     Based on the discussions with BPM concerning the audits, the independence discussions, the consolidated financial statements review and such other matters deemed relevant and appropriate by the Audit Committee, the Company recommended to the Board of Directors that the Company's consolidated financial statements for the fiscal year ended December 31, 2007 be included in its 2007 Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:

John C. Bolger, Chairman
William A. Hasler
Lawrence B. Helzel

                   -------------------------------------------
                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS
                   -------------------------------------------

     At the Annual Meeting, five directors (constituting the entire Board of Directors) are to be elected to serve until the next annual stockholders' meeting and until each director's successor is elected and qualified, or until the death, resignation or removal of such director. There are five nominees.

                                    NOMINEES

     Set forth below is information regarding the nominees for election to the Board of Directors:

Name                                 Position(s) with the Company                                          First Elected Director
---------------------------------    ---------------------------------------------------------------    ----------------------------
Carl E. Berg                         Chairman of the Board, Chief Executive Officer and Director                    1997
William A. Hasler                    Director                                                                       1998
Lawrence B. Helzel                   Director                                                                       1998
Raymond V. Marino                    President, Chief Operating Officer and Director                                2001
Martin S. Roher                      Director                                                                         -

     In accordance with the Company's Bylaws, it is a qualification of two directors that they be nominated by the Berg Group and that one such director be Carl E. Berg, or the Berg Designee as long as the Berg Group and its affiliates (other than the Company and the Operating Partnership) own at least 15% of the fully diluted number of shares. The Company has been advised by Mr. Berg, who represents the Berg Group, that he will be the only Berg Group nominee for election at this meeting.

     A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted "FOR" the election as directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE FOR DIRECTOR.

          -----------------------------------------------------------
                                 PROPOSAL NO. 2:
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -----------------------------------------------------------

     The Audit Committee has appointed Burr, Pilger & Mayer, LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2008. The Board of Directors proposes that the stockholders ratify this appointment.

     In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's best interests.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     On April 4, 2006, the Audit Committee determined not to renew its engagement of BDO Seidman, LLP ("BDO") as the Company's independent registered public accounting firm ("auditors"), as discussed below, and decided to engage Burr, Pilger & Mayer, LLP ("BPM") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

     The aggregate fees billed to the Company by BPM for professional services rendered with respect to 2007 and 2006 fiscal years are as follows:

    Burr, Pilger & Mayer, LLP                  2007                2006
                                             --------            --------
    Audit Fees (1)                           $279,162            $207,487

(1) Includes the aggregate fees billed for the audit and review of the Company's annual and quarterly consolidated financial statements and the audit of internal controls over financial reporting in 2007 and 2006.

     There were no other audit related, tax or other fees or any fees for non-audit services accrued by or billed to the Company by BPM in 2007 and 2006.

     The aggregate fees billed to the Company by BDO for professional services rendered with respect to 2007 and 2006 fiscal years are as follows:

    BDO Seidman, LLP                           2007                2006
                                           -----------          -----------
    Audited-Related Fees                   $10,000 (1)          $28,971 (2)

(1) Fees billed for the re-issuance of opinion on the 2005 consolidated financial statements and issuance of consent.
(2) Fees billed for the review of the Company's S-3 filing with the SEC and the re-issuance of opinion on the 2005 and 2004 consolidated financial statements and issuance of consent.

     There were no other non-audit fees accrued by or billed to the Company by BDO in 2007 and 2006.

     The Audit Committee pre-approves all annual audit engagement services and fees and all fees for non-audit services (other than non-audit services that are de minimus within the meaning of section 10A(i)(l)(B) of the Securities Exchange Act and non-audit services that the independent accountants are prohibited from providing to the Company). The Audit Committee requires the independent accountants to submit a detailed proposal and budget for each engagement prior to the commencement of the engagement. Additional services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee to whom pre-approval authority has been delegated. All services of the independent registered public accountants relating to review and attestation of internal controls and procedures are pursuant to section 404 of the Sarbanes Oxley Act.

     There were no fees paid to independent accountants in the past three fiscal years that were for non-audit services that the Audit Committee or Chairman did not pre-approve.

CHANGE OF ACCOUNTANTS

     On April 4, 2006, the Audit Committee determined not to renew its engagement of BDO as the Company's independent registered public accounting firm, and decided to engage BPM to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

     BDO's audit reports on the Company's consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2005 and through March 31, 2006, there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference in connection with their opinion to the subject matter of the disagreement. During the year ended December 31, 2005 and through March 31, 2006, there have been no "reportable events" as defined in Regulation S-K, Item 304(a)(1)(v).

     During the Company's fiscal year ended December 31, 2005 and through March 31, 2006, BPM had not been engaged as an independent registered public accountant to audit the Company's consolidated financial statements, nor had BPM been consulted regarding the application of the Company's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or matters that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BURR, PILGER & MAYER, LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2008.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

     To be considered for inclusion in the Company's proxy card and proxy statement relating to the 2009 Annual Stockholders' Meeting, proposals subject to SEC Rule 14a-8 must be received at the Company's principal office no later than January 21, 2009.

     In addition, if you desire to bring other business, including director nominations, for the 2009 Annual Meeting that will not be included in the Company's proxy card and proxy statement, your notice must be delivered to the Company no earlier than February 20, 2009 and no later than March 22, 2009.

     For additional requirements, a stockholder should refer to the Company's Bylaws, Article II, Section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from the Company's Secretary. If the Company does not receive timely notice pursuant to the Company's Bylaws, any proposal will be excluded from consideration at the 2009 Annual Meeting.

     All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company.

OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.



                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Raymond V. Marino
                                             -----------------------------
                                             Raymond V. Marino
                                             Corporate Secretary

Cupertino, California
April 9, 2008